UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2016 (May 18, 2016)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2016, Allegheny Technologies Incorporated (the “Company”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of $250.0 million aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2022 (the “Notes”). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of Notes. In addition, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 8.01	Other Events

On May 18, 2016, the Company announced the pricing of its offering of the Notes. The Company’s press release announcing the pricing of its offering of the Notes is set forth in its entirety and filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 1.1	Underwriting Agreement, dated May 18, 2016, by and among Allegheny Technologies Incorporated and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

Exhibit 99.1	Press Release dated May 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and
Corporate Secretary

Dated: May 19, 2016